UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2012

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

On May 16, 2012, NPS Pharmaceuticals, Inc. (the “Company”) held its 2012 annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

a) Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael W. Bonney, B.A.	67,199,789	1,137,933	8,879,099
Colin Broom, M.D.	67,199,829	1,137,893	8,879,099
Georges Gemayel, Ph.D.	68,245,676	92,046	8,879,099
Pedro Granadillo, B.S.	67,155,004	1,182,718	8,879,099
James G. Groninger, M.B.A.	67,059,345	1,278,377	8,879,099
Francois Nader, M.D., M.B.A.	68,166,697	171,025	8,879,099
Rachel R. Selisker, CPA	68,261,469	76,253	8,879,099
Peter G. Tombros, M.S., M.B.A.	68,144,692	193,030	8,879,099

b)             The advisory vote to approve the compensation of the Company’s named executive officers was approved by the following stockholder vote:

Votes For:	66,951,372

Votes Against:	1,348,228

Abstentions:	38,122

Broker Non-Votes:	8,879,099

c)              The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following stockholder vote:

Votes For:	76,786,697

Votes Against:	277,781

Abstentions:	152,343

There were no broker non-votes for this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward Stratemeier
Edward Stratemeier Senior Vice President, General Counsel and Secretary